As filed with the Securities and Exchange Commission on September 24, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FOUNDATION MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	27-1316416
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Kendall Square, Suite B3501

Cambridge MA, 02139

(617) 418-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Pellini, M.D.

President and Chief Executive Officer

One Kendall Square, Suite B3501

Cambridge, MA 02139

(617) 418-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley A. Taft, Esq. Arthur R. McGivern, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Robert W. Hesslein, Esq. Senior Vice President and General Counsel Foundation Medicine, Inc. One Kendall Square, Suite B3501 Cambridge, MA 02139 (617) 418-2200	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199-3600 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-190226

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer (Do not check if a smaller reporting company) ☒		Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.0001 par value per share	1,022,221	$18.00	$18,399,978	$2,509.76

(1)	Represents only the additional number of shares being registered and includes 133,333 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-190226).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $92,000,000 on a Registration Statement on Form S-1 (File No. 333-190226), which was declared effective by the Securities and Exchange Commission on September 24, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price per share of $18.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-190226) filed by Foundation Medicine, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 24, 2013, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 24th day of September, 2013.

FOUNDATION MEDICINE, INC.

By:	/s/ Michael J. Pellini, M.D.
Michael J. Pellini, M.D.
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael J. Pellini, M.D. Michael J. Pellini, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2013

* Jason Ryan	Vice President, Finance (Principal Financial and Accounting Officer)	September 24, 2013

* Alexis Borisy	Director	September 24, 2013

* Brook Byers	Director	September 24, 2013

* Evan Jones	Director	September 24, 2013

* Mark Levin	Director	September 24, 2013

* David Schenkein, M.D.	Director	September 24, 2013

* Krishna Yeshwant, M.D.	Director	September 24, 2013

* Pursuant to Power of Attorney

By:	/s/ Michael J. Pellini, M.D.
Michael J. Pellini, M.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-190226), originally filed with the Securities and Exchange Commission on July 29, 2013 and incorporated by reference herein.